EXHIBIT 11

                          GENRAD, INC. AND SUBSIDIARIES
                       Computation of Earnings Per Share
                                   (Unaudited)



                                                          Three Months Ended                    Nine Months Ended
                                                   --------------------------------      --------------------------------
                                                   September 28,       September 30,     September 28,      September 30,
                                                            1996                1995              1996              1995
                                                   -------------       -------------     -------------      -------------
Primary:
--------
Weighted average number of
  shares outstanding                                 22,115,000          20,916,000        21,826,000        20,778,000

Shares deemed outstanding from
  the assumed exercise of stock options               1,914,000           1,446,000         1,897,000           981,000
                                                    -----------         -----------       -----------       -----------
Total:                                               24,029,000          22,362,000        23,723,000        21,759,000
                                                    ===========         ===========       ===========       ===========
Earnings applicable to common shares                $ 5,010,000         $ 2,133,000       $17,670,000       $ 9,064,000
                                                    ===========         ===========       ===========       ===========
Earnings per share of common stock                        $0.21               $0.10             $0.74             $0.42
                                                    ===========         ===========       ===========       ===========
Fully Diluted:
--------------
Weighted average number of
   shares outstanding                                22,115,000          20,916,000        21,826,000        20,778,000

Shares deemed outstanding from
   the assumed exercise of stock options              2,125,000           1,766,000         2,125,000         1,766,000
                                                    -----------         -----------       -----------       -----------
Total:                                               24,240,000          22,682,000        23,951,000        22,544,000
                                                    ===========         ===========       ===========       ===========
Earnings applicable to common shares                $ 5,010,000         $ 2,133,000       $17,760,000       $ 9,064,000
                                                    ===========         ===========       ===========       ===========
Earnings per share of common stock                        $0.21               $0.09             $0.74             $0.40
                                                    ===========         ===========       ===========       ===========
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